                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is effective as of July 31, 2001 (the "Effective Date"), by and between REPUBLIC SERVICES, INC., a Delaware corporation (the "Company"), and HARRIS W. HUDSON, a Florida resident (the "Employee").

         Employee is currently an employee of the Company and is considered a valued employee that Company desires to retain by reconfirming the employment relationship pursuant to the terms of this Agreement.

         In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT.

         (a) RETENTION. The Company agrees to continue the employment of the Employee as its Vice Chairman, and the Employee agrees to accept such employment, subject to the terms and conditions of this Agreement. The Company also agrees that its Board of Directors shall appoint the Employee to the Board as of the effective date of this Agreement, to serve until the next annual meeting of stockholders of the Company, and that he shall be nominated for election to the Board at each annual meeting of the stockholders of the Company as long as this Agreement remains in effect.

         (b) EMPLOYMENT PERIOD. This Agreement shall commence on the Effective Date and, unless terminated in accordance with the terms of this Agreement, shall continue in effect until December 31, 2007 (the "Employment Period"). The Company may terminate Employee at any time in accordance with the provisions of
SECTION 3 of this Agreement.

         (c) DUTIES AND RESPONSIBILITIES. During the Employment Period, the Employee shall serve as Vice Chairman and shall have such authority and responsibility and perform such duties as may be assigned to him from time to time at the direction of the Board of Directors of the Company, and in the absence of such assignment, such duties as are customary to Employee's office and as are necessary or appropriate to the business and operations of the Company. During the Employment Period, the Employee shall perform his duties honestly, diligently, in good faith and in the best interests of the Company and shall use his best efforts to promote the interests of the Company.

         (d) OTHER ACTIVITIES. The Employee shall be permitted to engage in any non-competitive businesses, not-for-profit organizations and other ventures, such as passive real estate investments, serving on charitable and civic boards and organizations, and similar activities, so long as such activities do not materially interfere with or detract from the performance of Employee's duties or constitute a breach of any of the provisions contained in SECTION 6 of this Agreement.

         2. COMPENSATION.

         (a) BASE SALARY. In consideration for the Employee's services hereunder and the restrictive covenants contained herein, the Employee shall be paid an annual base salary of $500,000 for the 2001 Fiscal Year, $500,000 for the 2002 Fiscal Year, $400,000 for the 2003 Fiscal Year, $300,000 for the 2004 Fiscal Year, $200,000 for the 2005 Fiscal Year, $100,000 for the 2006 Fiscal Year, and $100,000 for the 2007 Fiscal Year (the "Salary"), payable in accordance with the Company's customary payroll practices. For purposes of this Agreement, "Fiscal Year" shall mean the period commencing on January 1 of any calendar year and continuing through and including December 31 of such calendar year. The Salary for each Fiscal Year shall become effective as of January 1 of such Fiscal Year.

         (b) EXISTING STOCK OPTIONS. The Company has issued to the Employee options to purchase shares of the Company's Common Stock pursuant to the terms of various Option Agreements and the terms of the Company's 1998 Stock Incentive Plan (the "Outstanding Option Grants"). The options issued under the Outstanding Option Grants shall continue to be subject to the terms of the Option Agreements, except to the extent otherwise provided for in this Agreement.

         (c) NO OTHER STOCK OPTIONS. Except for annual grants of stock options to directors pursuant to Section 4(c) of the Company's 1998 Stock Incentive Plan (the "Plan") or any successor plan, the Employee shall not be eligible to participate in, or to receive additional option grants under, the Plan or such other incentive or stock option plans as may be in effect from time-to-time.

         (d) HEALTH INSURANCE. The Company shall pay for Employee's and his family's health insurance including, without limitation, comprehensive major medical and hospitalization coverage including dental and optical coverage under all group medical plans from time to time in effect for the benefit of the Company's employees.

         (e) LIFE INSURANCE. The Company shall purchase and maintain in effect one or more term insurance policies on the life of the Employee in an aggregate amount equal to one time his Base Salary in effect from time to time during the term of employment. The beneficiary of such policy shall be the person or persons who the Employee designates in writing to the Company.

         (f) DISABILITY INSURANCE. The Company shall pay for the Employee to participate in the Company's disability insurance program as is in effect from time to time for the benefit of the Company's employees generally.



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         (g) EXPENSES. The Employee shall be reimbursed for all out-of-pocket expenses reasonably incurred by him on behalf of or in connection with the business of the Company, pursuant to the normal standards and guidelines followed from time to time by the Company.

         3. TERMINATION.

         (a) FOR CAUSE. The Company shall have the right to terminate this Agreement and to discharge the Employee for Cause (as defined below), at any time during the term of this Agreement. Termination for Cause shall mean, during the term of this Agreement, (i) Employee's willful and continued failure to substantially perform his duties after he has received written notice from the Company identifying the actions or omissions constituting willful and continued failure to perform, (ii) Employee's conduct that would constitute a crime under federal or state law, (iii) Employee's actions or omissions that constitute fraud, dishonesty or gross misconduct, (iv) Employee's breach of any fiduciary duty that causes material injury to the Company, (v) Employee's breach of any duty causing material injury to the Company, (vi) Employee's inability to perform his material duties to the reasonable satisfaction of the Company due to alcohol or other substance abuse, or (vii) any violation of the Company's policies or procedures involving discrimination, harassment, substance abuse or work place violence. Any termination for Cause pursuant to this Section shall be given to the Employee in writing and shall set forth in detail all acts or omissions upon which the Company is relying to terminate the Employee for Cause.

         Upon any determination by the Company that Cause exists to terminate the Employee, the Company shall cause a special meeting of the Board of Directors to be called and held at a time mutually convenient to the Board of Directors and Employee, but in no event later than ten (10) business days after Employee's receipt of the notice that the Company intends to terminate the Employee for Cause. Employee shall have the right to appear before such special meeting of the Board of Directors with legal counsel of his choosing to refute such allegations and shall have a reasonable period of time to cure any actions or omissions which provide the Company with a basis to terminate the Employee for Cause (provided that such cure period shall not exceed 30 days). A majority of the members of the Board of Directors must affirm that Cause exists to terminate the Employee. No finding by the Board of Directors will prevent the Employee from contesting such determination through appropriate legal proceedings provided that the Employee's sole remedy shall be to sue for damages, not reinstatement, and damages shall be limited to those that would be paid to the Employee if he had been terminated without Cause. In the event the Company terminates the Employee for Cause, the Company shall only be obligated to continue to pay in the ordinary and normal course of its business to the Employee his Salary plus accrued but unused vacation time through the termination date and the Company shall have no further obligations to Employee from and after the date of termination.




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         (b) RESIGNATION BY EMPLOYEE WITHOUT GOOD REASON. If the Employee shall resign or otherwise terminate his employment with the Company at anytime during the term of this Agreement, other than for Good Reason (as defined below), the Employee shall only be entitled to receive his accrued and unpaid Salary through the termination date, and the Company shall have no further obligations under this Agreement from and after the date of resignation.

         (c) TERMINATION BY COMPANY WITHOUT CAUSE AND BY EMPLOYEE FOR GOOD REASON. At any time during the term of this Agreement, (i) the Company shall have the right to terminate this Agreement and to discharge the Employee without Cause effective upon delivery of written notice to the Employee, and (ii) the Employee shall have the right to terminate this Agreement for Good Reason effective upon delivery of written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean: (i) the Company has breached any material provision of this Agreement and has not cured such breach within 30 days of receipt of written notice of such breach from the Employee, or (ii) except as specifically provided herein, Company has reduced the Employee's annual Salary by more than 10% from the prior Fiscal Year (nothing in this clause implies that the Company may reduce the Employee's Salary below the levels provided for in
Section 2(a)). Upon any such termination by the Company without Cause, or by the Employee for Good Reason, the Company shall pay to the Employee all of the Employee's accrued but unpaid Salary through the date of termination, and continue to pay to or provide for the Employee (a) his Salary payable in accordance with Section 2(a) when and as the same would have been due and payable hereunder but for such termination, (b) all health benefits in which Employee was entitled to participate at any time during the 12-month period prior to the date of termination, until the earliest to occur of the third anniversary of the date of termination, the Employee's death, or the date on which the Employee becomes covered by a comparable health benefit plan by a subsequent employer; provided, however, that in the event that Employee's continued participation in any health benefit plan of the Company is prohibited, the Company will arrange to provide Employee with benefits substantially similar to those which Employee would have been entitled to receive under such plan for such period on a basis which provides Employee with no additional after tax cost, and (c) all stock option grants, or other stock grants whether part of the Outstanding Option Grant or any options issued during the term of this Agreement, will immediately vest and such options will remain exercisable for the lesser of the unexpired term of the option without regard to the termination of Employee's employment or December 31, 2009 (collectively, the foregoing consideration payable to the Employee shall be referred to herein as the "Severance Payment"). Other than the Severance Payment, the Company shall have no further obligation to the Employee; PROVIDED, HOWEVER, that the Employee shall only be entitled to continuation of the Severance Payments as long as he is in compliance with the provisions of SECTIONS 6 and 7 of this Agreement.

         (d) DISABILITY OF THE EMPLOYEE. This Agreement may be terminated by the Company upon the Disability of the Employee. "Disability" shall mean any mental or physical illness, condition, disability or incapacity which prevents the Employee from reasonably discharging his duties and responsibilities under this Agreement for a period of 180 consecutive days. In the




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event that any disagreement or dispute shall arise between the Company and the
Employee as to whether the Employee suffers from any Disability, then, in such event, the Employee shall submit to the physical or mental examination of a physician licensed under the laws of the State of Florida, who is mutually agreeable to the Company and the Employee, and such physician shall determine whether the Employee suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Employee. The entire cost of such examination shall be paid for solely by the Company. In the event the Company has purchased Disability insurance for Employee, the Employee shall be deemed disabled if he is completely (fully) disabled as defined by the terms of the Disability policy. In the event that at any time during the term of this Agreement the Employee shall suffer a Disability and the Company terminates the Employee's employment for such Disability, such Disability shall be considered to be a termination by the Company without Cause or a termination by the Employee for Good Reason and the Severance Payments shall be paid to the Employee to the same extent and in the same manner as provided for in paragraph (c) above, except that payment of the Salary in accordance with said paragraph shall be mitigated to the extent payments are made to the Employee pursuant to disability insurance programs maintained by the Company.

         (e) DEATH OF THE EMPLOYEE. If during the term of this Agreement the Employee shall die, then the employment of the Employee by the Company shall automatically terminate on the date of the Employee's death. In such event, the Employee's death shall be considered to be a termination by the Company without Cause or a termination by the Employee for Good Reason and the Severance Payments shall be paid to the Employee's personal representative or estate to the same extent and in the same manner as provided for in paragraph (c) above, without mitigation for any insurance policies or other benefits held by the Employee. Once such payments have been made to the Employee's personal representative or estate as the case may be, the Company shall have no further obligations under this Agreement or otherwise to said personal representative or estate, or to any heirs of the Employee.

         4. TERMINATION OF EMPLOYMENT BY EMPLOYEE FOR CHANGE OF CONTROL.

         (a) TERMINATION RIGHTS. Notwithstanding the provisions of Section 2 and
Section 3 of this Agreement, in the event that there shall occur a Change of Control (as defined below) of the Company and within two years after such Change of Control the Employee's employment hereunder is terminated by the Company without Cause or by the Employee for Good Reason, then the Company shall be required to pay to the Employee the Severance Payment provided in Section 3(c), except that such Severance Payment may, at the election of Employee, be paid in full in a single lump sum. In the event Employee elects the lump sum payment option provided herein, the foregoing payment shall be made no later than 10 days after the Employee's termination pursuant to this Section 4. To the extent that payments are owed by the Company to the Employee pursuant to this Section 4, they shall be made in lieu of payments pursuant to





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Section 3, and in no event shall the Company be required to make payments or provide benefits to the Employee under both Section 3 and Section 4.

         (b) CHANGE OF CONTROL OF THE COMPANY DEFINED. For purposes of this
Section 4, the term "Change of Control of the Company" shall mean any change in control of the Company of a nature which would be required to be reported (i) in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, promulgated under the Exchange Act, or (iii) in any filing by the Company with the Securities and Exchange Commission; provided, however, that without limitation, a Change of Control of the Company shall be deemed to have occurred if:

         (1) Any "person" (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Exchange Act), other than the Company, any majority-owned subsidiary of the Company, or any compensation plan of the Company or any majority-owned subsidiary of the Company, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company;

         (2) During any period of three consecutive years during the term of this Agreement, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period; or

         (3) The shareholders of the Company approve (1) a reorganization, merger, or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity; (2) a liquidation or dissolution of the Company; or (3) the sale of all or substantially all of the assets of the Company or of a subsidiary of the Company that accounts for 30% of the consolidated revenues of the Company, but not including a reorganization, merger or consolidation of the Company.

         5. SUCCESSOR TO COMPANY. The Company shall require any successor, whether direct or indirect, to all or substantially all of the business, properties and assets of the Company whether by purchase, merger, consolidation or otherwise, prior to or simultaneously with such purchase, merger, consolidation or other acquisition to execute and to deliver to the Employee a written instrument in form and in substance reasonably satisfactory to the Employee pursuant to which any such successor shall agree to assume and to timely perform or to cause to be timely performed all of the Company's covenants, agreements and obligations set forth in this Agreement (a "Successor Agreement"). The failure of the Company to cause any such successor to execute and deliver a Successor Agreement to the Employee shall constitute a material breach of the provisions of this Agreement by the Company.

         6. RESTRICTIVE COVENANTS. In consideration of his employment and the other benefits arising under this Agreement, the Employee agrees that during the term of this Agreement, and for a period of three (3) years following the termination of this Agreement, the Employee shall not directly or indirectly:

         (a) alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, (i) engage in the business of solid waste collection, disposal or recycling (the "Solid Waste Services Business") in any market in which the Company or any of its subsidiaries or affiliates does business, or any other line of business which is entered into by the Company or any of its subsidiaries or affiliates during the term of this Agreement, or (ii) compete with the Company or any of its subsidiaries or affiliates in acquiring or merging with any other business or acquiring the assets of such other business; or

         (b) for any reason, (i) induce any customer of the Company or any of its subsidiaries or affiliates to patronize any business directly or indirectly in competition with the Solid Waste Services Business conducted by the Company or any of its subsidiaries or affiliates in any market in which the Company or any of its subsidiaries or affiliates does business; (ii) canvass, solicit or accept from any customer of the Company or any of its subsidiaries or affiliates any such competitive business; or (iii) request or advise any customer or vendor of the Company or any of its subsidiaries or affiliates to withdraw, curtail or cancel any such customer's or vendor's business with the Company or any of its subsidiaries or affiliates; or

         (c) for any reason, employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Company or any of its subsidiaries or affiliates at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment.

Notwithstanding the foregoing, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section.

         7. CONFIDENTIALITY. The Employee agrees that at all times during the term of this Agreement and after the termination of employment for as long as such information remains non-public information, the Employee shall (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, tangible or intangible, of a private, secret,




                                     - 7 -
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proprietary or confidential nature, of or concerning the Company or any of its subsidiaries or affiliates and their business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information ("Confidential Information"), including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), and any customer lists, (ii) use the Confidential Information solely in connection with his employment with the Company or any of its subsidiaries or affiliates and for no other purpose, (iii) take all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company or any of its subsidiaries or affiliates, and (iv) observe all security policies implemented by the Company or any of its subsidiaries or affiliates from time to time with respect to the Confidential Information. In the event that the Employee is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, the Employee shall provide the Company or any of its subsidiaries or affiliates with prompt notice of such request or order so that the Company or any of its subsidiaries or affiliates may seek to prevent disclosure. In addition to the foregoing the Employee shall not at any time libel, defame, ridicule or otherwise disparage the Company.

         8. SPECIFIC PERFORMANCE; INJUNCTION. The parties agree and acknowledge that the restrictions contained in Sections 6 and 7 are reasonable in scope and duration and are necessary to protect the Company or any of its subsidiaries or affiliates. If any provision of Section 6 or 7 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The Employee agrees and acknowledges that the breach of Section 6 or 7 will cause irreparable injury to the Company or any of its subsidiaries or affiliates and upon breach of any provision of such Sections, the Company or any of its subsidiaries or affiliates shall be entitled to injunctive relief, specific performance or other equitable relief, without being required to post a bond; provided, however, that, this shall in no way limit any other remedies which the Company or any of its subsidiaries or affiliates may have (including, without limitation, the right to seek monetary damages).

         9. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by hand delivery, by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery to, the following addresses





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and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties): (a) if to the Company, at its principal executive offices, addressed to the Chairman of the Board, with a copy to the General Counsel; and (b) if to the Employee, at the address listed on the signature page hereto.

         10. AMENDMENT; WAIVER. This Agreement may not be modified, amended, or supplemented, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         11. ASSIGNMENT; THIRD PARTY BENEFICIARY. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned or delegated by him. The Company may assign its rights, and delegate its obligations, hereunder to any affiliate of the Company, or any successor to the Company or its Solid Waste Services Business, specifically including the restrictive covenants set forth in Section 6 hereof. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns.

         12. SEVERABILITY; SURVIVAL. In the event that any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated herefrom) to the extent necessary to permit the remaining provisions to be enforced in accordance with the parties intention. The provisions of Sections 6 and 7 will survive the termination for any reason of the Employee's relationship with the Company.

         13. INDEMNIFICATION. The Company agrees to indemnify the Employee during the term and after termination of this Agreement in accordance with the provisions of the Company's certificate of incorporation and bylaws and the Delaware General Corporation Law.

         14. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.





                                     - 9 -
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         15. GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         16. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. Upon the execution of this Agreement the provisions of the Existing Employment Agreement shall be superseded and shall be of no further force and effect except as specifically preserved by the terms of this Agreement.

         17. HEADINGS. The headings of Paragraphs and Sections are for convenience of reference and are not part of this Agreement and shall not affect the interpretation of any of its terms.

         18. CONSTRUCTION. This Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their respective attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

         19. ATTORNEY'S FEES. If at any time during the Term of this Agreement or afterwards there should arise any dispute as to the validity, interpretation or application of any term or condition of this agreement, the Company agrees, upon written demand by the Employee (and Employee shall be entitled upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling the Company) to promptly provide sums sufficient to pay on a current basis (either directly or by reimbursing Employee) Employee's costs and reasonable attorneys' fees (including expenses of investigation and disbursements for the fees and expenses of experts, etc.) incurred by the Employee in connection with any such dispute or any litigation, provided that Employee shall repay any such amounts paid or advanced if Employee is not the prevailing party with respect to at least one material claim or issue in such dispute or litigation. The provisions of this Section 19, without implication as to any other section hereof, shall survive the expiration or termination of this Agreement and Employee's employment hereunder.

         20. WITHHOLDING. All payments made to the Employee shall be made net of any applicable withholding for income taxes, Excise Tax and the Employee's share of FICA, FUTA or other taxes. The Company shall withhold such amounts from such payments to the extent required by applicable law and remit such amounts to the applicable governmental authorities in accordance with applicable law.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                       REPUBLIC SERVICES, INC., a Delaware
                                       corporation



                                       By: /s/ JAMES E. O'CONNOR
                                           -------------------------------------
                                       Name:  James E. O'Connor
                                       Title: President and Chief Executive
                                              Officer


                                       EMPLOYEE:


                                       /s/ HARRIS W. HUDSON
                                       -----------------------------------------
                                       HARRIS W. HUDSON

                                       Address for Notices:

                                       1080 Southeast 3rd Avenue
                                       Fort Lauderdale, Florida 33301
                                       Telecopy: (954) 356-5810





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